LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 o  BROWARD (954) 463-5440
                               FAX (305) 789-3395



                                November 16, 1998


Mr. Richard B. Salzman
Legal Affairs and General Counsel
Whitman Education Group, Inc.
4400 Biscayne Boulevard
Miami, Florida 33137

     RE:  WHITMAN EDUCATION GROUP, INC.
          FORM S-8 FOR RICHARD C. PFENNIGER, JR. STOCK OPTION

Dear Mr. Salzman:

     As counsel to Whitman Education Group, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also prepared the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on November 16, 1998, relating to 185,000 shares of the Corporation's common stock, no par value (the "Common Stock"), issuable by the Corporation upon the exercise of options granted under a Nonqualified Stock Option Agreement among the Corporation and Richard C. Pfenniger, Jr. (the "Agreement").



            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

Mr. Richard B. Salzman
November 16, 1998
Page 2



     In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the accuracy, truthfulness and completeness of all factual information supplied to us; and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Agreement, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

     We hereby also consent to the use of our opinion included herein as an Exhibit to the Registration Statement and to any references to this firm in such Registration Statement and the documents incorporated therein by reference.

                                        Very truly yours,


                                        /S/  STEARNS WEAVER MILLER WEISSLER
                                             ALHADEFF & SITTERSON, P.A.
                                        ---------------------------------------
                                             STEARNS WEAVER MILLER WEISSLER
                                             ALHADEFF & SITTERSON, P.A.






            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.